                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                      --------------------------------

                                FORM 8-K/A#1

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                   May 9, 1997



                             KNIGHT-RIDDER, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

FLORIDA                              1-7553                     No.38-0723657
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
  of Incorporation)                File Number)              Identification No.)

ONE HERALD PLAZA, MIAMI, FLORIDA                                     33132
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code          (305) 376-3800
                                                            --------------

                               NOT APPLICABLE
--------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)




                             Page 1 of 29 Pages

Item 7.  Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired. The following financial statements of ABC Media, Inc., now known as Cypress Media, Inc. ("Media") are filed herewith on the pages subsequent hereto:

              (i) Report of Independent Certified Public Accountants;

                  Combined Balance Sheets at December 29, 1996 and December 31, 1995;

                  Combined Statements of Income and Retained Earnings (Deficit) for the eleven months ended December 29, 1996, the one month ended January 28, 1996 and the years ended December 31, 1995 and 1994;

                  Combined Statements of Cash Flows for the eleven months ended December 29, 1996, the one month ended January 28, 1996 and the years ended December 31, 1995 and 1994;

                  Notes to Combined Financial Statements at and for the three years ended December 29, 1996, December 31, 1995 and December 31, 1994.

             (ii) Interim Financial Statements (Unaudited);

                  Interim Combined Balance Sheet at March 30, 1997;

                  Interim Combined Statements of Income and Retained Earnings (Deficit) for the three months ended March 30, 1997, the two months ended March 31, 1996 and one month ended January 28, 1996;

                  Interim Combined Statements of Cash Flows for the three months ended March 30, 1997, the two months ended March 31, 1996 and the one month ended January 28, 1996;

                  Notes to Interim Combined Financial Statements at and for the three months ended March 30, 1997 and March 31, 1996.

          (b) Pro Forma Financial Information. The following pro forma financial information (unaudited) filed herewith on the pages subsequent hereto gives effect to the acquisition of Media by Knight-Ridder, Inc. on May 9, 1997:

                  Pro Forma Condensed Consolidated Balance Sheet as of March 30, 1997 and Notes thereto; and

                  Pro Forma Condensed Consolidated Statements of Income for the quarter ended March 30, 1997 and the year ended December 29, 1996 and Notes thereto.



                             Page 2 of 29 Pages

                                 SIGNATURES
                                 ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       KNIGHT-RIDDER, INC.
                                                            (Registrant)

Date: July 22, 1997                                    By: /s/ Ross Jones
                                                           ---------------------
                                                           Ross Jones
                                                           Senior Vice
                                                           President/Finance and
                                                           Chief Financial
                                                           Officer



                             Page 3 of 29 Pages

             Report of Independent Certified Public Accountants

Stockholders
ABC Media, Inc.

We have audited the accompanying combined balance sheet of ABC Media, Inc. as of December 29, 1996 and the related combined statements of income and retained earnings (deficit) and cash flows for the one month period ended January 28, 1996 and the eleven month period ended December 29, 1996. We have also audited the accompanying combined balance sheet of ABC Media, Inc. as of December 31, 1995, and the related combined statements of income and retained earnings (deficit) and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 29, 1996, and the combined results of its operations and its cash flows for the one month period ended January 28, 1996 and the eleven month period ended December 29, 1996, as well as the combined financial position of the Company at December 31, 1995, and the combined results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.



Miami, Florida
June 30, 1997                                       /S/ Ernst & Young LLP




                             Page 4 of 29 Pages

                               ABC Media, Inc.
                           Combined Balance Sheets
                          (In thousands of dollars)

                                                 DECEMBER 29  DECEMBER 31
                                                     1996         1995
                                                ------------  ----------

ASSETS
Current assets:
   Cash                                          $    2,008   $      629
   Accounts receivable, net of allowances of
     $2,142 in 1996 and $2,026 in 1995               58,610       50,555
   Inventories                                        5,683        4,335
   Prepaid expenses                                   1,412        5,485
   Other current assets                               1,221        1,627
                                                 ----------   ----------
Total current assets                                 68,934       62,631
                                                 ----------   ----------

Intercompany and other assets:
   Due from parent company                           32,499           --
   Other assets                                       4,023        4,053
                                                 ----------   ----------
Total intercompany and other assets                  36,522        4,053
                                                 ----------   ----------

Property, plant and equipment:
   Land and improvements                              9,611       11,112
   Buildings and improvements                        26,062       57,278
   Equipment                                         49,947      143,124
   Construction in progress                          16,253        8,683
                                                 ----------   ----------
                                                    101,873      220,197
   Less accumulated depreciation                      4,436      124,564
                                                 ----------   ----------
Net property, plant and equipment                    97,437       95,633
                                                 ----------   ----------

Excess of cost over net assets acquired, less
   accumulated amortization of $34,083 in 1996
     and $52,075 in 1995                          1,453,161       57,580
                                                 ==========   ==========
                                                 $1,656,054   $  219,897
                                                 ==========   ==========



See notes to combined financial statements.



                             Page 5 of 29 Pages

                               ABC Media, Inc.
                     Combined Balance Sheets (continued)
                          (In thousands of dollars)


                                                   DECEMBER 29    DECEMBER 31
                                                       1996           1995
                                                   -----------    -----------
LIABILITIES AND EQUITY
Current liabilities:
   Accounts payable                                $    13,185    $    13,870
   Accrued expenses and other liabilities               16,278         13,812
   Accrued compensation and related withholdings        10,700          8,810
                                                   -----------    -----------
Total current liabilities                               40,163         36,492
                                                   -----------    -----------

Noncurrent liabilities:
   Due to affiliate                                     85,300         85,300
   Deferred income taxes                                24,907         24,186
   Postretirement benefits other than pensions           7,467          7,268
   Due to parent company                                    --         51,571
                                                   -----------    -----------
Total noncurrent liabilities                           117,674        168,325
                                                   -----------    -----------

Commitments and contingencies

Equity:
   Additional capital                                1,500,000         37,864
   Retained deficit                                     (1,783)       (22,784)
                                                   -----------    -----------
Total equity                                         1,498,217         15,080







                                                   -----------    -----------
Total liabilities and equity                       $ 1,656,054    $   219,897
                                                   ===========    ===========



See notes to combined financial statements.



                             Page 6 of 29 Pages

                               ABC Media, Inc.
                        Combined Statements of Income
                       and Retained Earnings (Deficit)
                          (In thousands of dollars)



                                       POST ACQUISITION                          PREACQUISITION
                                       ----------------         -------------------------------------------------
                                         ELEVEN MONTHS          ONE MONTH
                                             ENDED                ENDED            YEAR ENDED         YEAR ENDED
                                          DECEMBER 29           JANUARY 28         DECEMBER 31        DECEMBER 31
                                             1996                  1996               1995               1994
                                         -------------          ----------         -----------        -----------
Operating revenue
   Advertising:
     Retail                                 $ 190,541            $  12,168         $ 192,058          $ 181,526
     General                                   30,009                2,517            28,728             30,427
     Classified                               133,926                9,361           127,998            114,700
                                            ---------            ---------         ---------          ---------
Total                                         354,476               24,046           348,784            326,653
     Circulation                               92,121                8,135           101,678             93,946
     Other                                     19,759                1,185            12,975             10,411
                                            ---------            ---------         ---------          ---------
Total operating revenue                       466,356               33,366           463,437            431,010
                                            ---------            ---------         ---------          ---------

Operating costs
   Labor and employee benefits                146,795               11,997           147,119            141,115
   Newsprint, ink and supplements              96,533                8,011           102,889             76,209
   Other operating costs                       97,293                7,199           104,768             99,677
   Depreciation and amortization               43,841                1,053            13,119             13,091
                                            ---------            ---------         ---------          ---------
Total operating costs                         384,462               28,260           367,895            330,092
                                            ---------            ---------         ---------          ---------
Operating income                               81,894                5,106            95,542            100,918
                                            ---------            ---------         ---------          ---------

Other expense
   Interest expense, net                        8,147                  739             8,880              8,909
   Other, net                                      --                8,057               576                 74
                                            ---------            ---------         ---------          ---------
Total other expense                             8,147                8,796             9,456              8,983
                                            ---------            ---------         ---------          ---------
Income (loss) before income taxes              73,747               (3,690)           86,086             91,935
Income taxes (benefit)                         43,357               (1,366)           35,750             38,089
                                            ---------            ---------         ---------          ---------
Net income (loss)                              30,390               (2,324)           50,336             53,846
                                            ---------            ---------         ---------          ---------

Retained earnings (deficit) at
   beginning of year                               --              (22,784)          (15,138)            23,063
Dividend to parent company                    (32,173)                  --           (57,982)           (92,047)
                                            ---------            ---------         ---------          ---------
Retained deficit at end of year             $  (1,783)           $ (25,108)        $ (22,784)         $ (15,138)
                                            =========            =========         =========          =========


See notes to combined financial statements.




                              Page 7 of 29 Pages

                               ABC Media, Inc.
                      Combined Statements of Cash Flows
                          (In thousands of dollars)

                                         POST ACQUISITION                    PREACQUISITION
                                         ----------------          -------------------------------------
                                          ELEVEN MONTHS            ONE MONTH
                                              ENDED                  ENDED      YEAR ENDED   YEAR ENDED
                                           DECEMBER 29             JANUARY 28   DECEMBER 31  DECEMBER 31
                                              1996                    1996         1995          1994
                                          -------------            ----------   -----------  -----------
CASH PROVIDED BY (REQUIRED FOR)
   OPERATING ACTIVITIES
Net income (loss)                           $ 30,390             $ (2,324)      $ 50,336       $ 53,846
Noncash items deducted from
   (included in) income:
     Depreciation                              9,649                  826         10,352         10,324
     Amortization                             34,192                  227          2,767          2,767
     Provision for deferred taxes                646                   59           (685)        (2,582)
Change in current assets and liabilities:
     Accounts receivable                     (10,695)               2,640         (5,992)        (4,830)
     Inventories                               3,846               (5,194)           985          2,020
     Other current assets                       (520)               4,999         (4,875)          (106)
     Accounts payable                         (2,303)               1,618          4,427             33
     Other liabilities                         1,669                2,687           (889)         2,716
                                            --------             --------       --------       --------
Net cash provided by operating
   activities                                 66,874                5,538         56,426         64,188
                                            --------             --------       --------       --------

CASH PROVIDED BY (REQUIRED FOR)
   INVESTING ACTIVITIES
Additions to property, plant and
   equipment                                 (12,228)                (136)       (15,116)        (6,961)
Other items, net                                 132                  (17)          (119)           (37)
                                            --------             --------       --------       --------
Net cash required for investing
   activities                                (12,096)                (153)       (15,235)        (6,998)

CASH REQUIRED FOR FINANCING
   ACTIVITIES
Intercompany, net                            (54,828)              (3,956)       (45,555)       (57,880)
                                            --------             --------       --------       --------
Net cash required for financing
   activities                                (54,828)              (3,956)       (45,555)       (57,880)
                                            --------             --------       --------       --------
Net (decrease) increase in cash                  (50)               1,429         (4,364)          (690)
Cash at beginning of the period                2,058                  629          4,993          5,683
                                            --------             --------       --------       --------
Cash at end of the period                   $  2,008             $  2,058       $    629       $  4,993
                                            ========             ========       ========       ========


See notes to combined financial statements.



                              Page 8 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements
                     Three Years Ended December 29, 1996,
                   December 31, 1995 and December 31, 1994

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

In February 1997, ABC, Inc., which is indirectly owned by The Walt Disney Company (Disney), consolidated the newspaper publishing and related operations of The Kansas City Star, in Kansas City, Missouri, The Fort Worth Star-Telegram, in Ft. Worth, Texas, The Belleville News-Democrat, in Belleville, Illinois and The Times Leader in Wilkes-Barre, Pennsylvania into ABC Media, Inc. (Media). These four newspapers have combined daily and Sunday circulation of 630,000 and 898,000, respectively.

BASIS OF PRESENTATION

For the years ended December 29, 1996, December 31, 1995 and December 31, 1994 the accounts of the four newspapers above were included in the publishing group of ABC, Inc. and were not presented on a combined basis as those of a separate reporting entity. Accordingly, the accounts included in the accompanying financial statements were carved out of the ABC, Inc. historical accounting records. For all years presented, the financial statements of Media include the accounts of the above newspapers.

The accompanying financial statements include costs allocated by ABC, Inc. for certain functions and services they performed centrally. All allocations and estimates were based on assumptions ABC, Inc.'s management believed were reasonable in the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Media had been operated as a separate entity.

The financial statement captions which include allocated amounts, along with a description of the function or service and the amount allocated are summarized in Note 3.

On February 9, 1996, Disney completed its acquisition of ABC, Inc. (formerly known as Capital Cities/ABC, Inc.) which indirectly owned Media. The acquisition was accounted for as a purchase and the total purchase price allocated to Media was approximately $1.5 billion based on the estimated fair value of Media's net assets. The excess of the purchase price over Media's net tangible assets, was approximately $1.5 billion. This amount is amortized on a straight line basis over forty years.



                              Page 9 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements


1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

This change in ownership occurred as of an interim date. In the accompanying statements of income and retained earnings (deficit) and cash flows the periods captioned as "Preacquisition" include those when Media was owned by ABC, Inc., while the period identified as Post Acquisition represents Media after it was acquired by Disney.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of the four newspapers outlined in Note 1. Significant intercompany accounts and transactions have been eliminated.

CONCENTRATIONS OF CREDIT RISK IN ACCOUNTS RECEIVABLE

The majority of Media's accounts receivable were from advertisers and newspaper subscribers. Credit is extended based on the evaluation of the customer's financial condition, and generally collateral is not required. Credit losses are provided for in the combined financial statements and consistently have been within management's expectations.

INVENTORIES

Inventories, consisting of newsprint, ink and other supplies, are stated at the lower of cost (last-in, first-out (LIFO) method), or market. If inventories had been stated under the lower of cost (first in first out (FIFO) method) or market, inventories would have been higher by $1.5 million and $3.7 million, at December 29, 1996 and December 31, 1995, respectively.

PROPERTY, PLANT AND EQUIPMENT

These assets are stated on the basis of cost and the provision for depreciation was computed principally by the straight-line method over the following estimated useful lives of the assets: building and improvements--10 to 40 years and equipment--3 to 10 years.

EXCESS OF COST OVER NET ASSETS ACQUIRED

This asset arises from the acquisition of the newspaper businesses for a purchase price higher than the fair market value of the net tangible assets acquired. It is amortized on a straight-line basis over forty years. If, in the opinion of management, an impairment in value occurs, based on



                             Page 10 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the undiscounted cash flow method, any necessary additional write-downs will be charged to expense.

IMPAIRMENT OF LONG LIVED ASSETS

Applying FAS 121, Accounting for the Impairment of Long-Lived Assets requires impairment losses to be recorded on these assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Applying FAS 121 in 1996 did not materially impact the combined financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

The combined financial statements include significant allocations from ABC, Inc. for the cost of functions and services it performed centrally. A description of the function or service, the amount allocated and the effected combined financial statement captions are summarized below:

Labor and employee benefits expenses--Included in this caption are allocated costs for workers' compensation, health, disability and life insurance costs. Media employees also participate in certain ABC, Inc. sponsored profit sharing, pension and other savings plans. Total allocated costs amounted to approximately $6.5 million, $600,000, $8.6 million, and $9.0 million for the eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and the years ended December 31, 1995 and 1994, respectively. See Notes 4 and 5 for additional information relating to pension, post retirement benefit and other savings plans.

Other operating expenses--Included in this caption are allocated costs for executive management, strategic planning and marketing, treasury services, information systems management, accounting, tax and legal services, property and liability insurance. Total allocated costs amounted to approximately $6.8 million, $622,000, $10.6 million, and $9.8 million for the




                             Page 11 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements



3. RELATED PARTY TRANSACTIONS (CONTINUED)

eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and the years ended December 31, 1995 and 1994, respectively.

Income tax expense--See Note 6.

4. RETIREMENT PLANS

Substantially all employees of Media were covered under various defined benefit plans. The funding policy for these plans is to contribute amounts as are necessary on an actuarial basis to provide for pension benefits in accordance with the requirements of ERISA. Benefits are generally based on years of service and compensation. Separate actuarial valuations were not available.

ABC, Inc. pension expense allocation to Media was approximately $1.4 million, $131,000, $1.7 million and $1.3 million for the eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and the years ended December 31, 1995 and 1994, respectively.

Media employees also participated in a savings and investment plan which allowed eligible employees to allocate up to 10% of their salary through payroll deduction, among a diversified portfolio of investments. ABC, Inc. matched 50% of the employee's contribution, up to 5% of salary. The cost of the plan, recorded by Media was approximately $1.3 million, $115,000, $1.5 million and $1.4 million for the eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and the years ended December 31, 1995 and 1994, respectively.

5. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

Media has defined postretirement benefit plans that provide medical and life insurance benefits for retirees and eligible dependents. The related expense is determined under the provisions of FAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This statement requires the cost of these benefits, which are primarily for health care and life insurance, to be recognized in the financial statements throughout the employees' active working careers.




                             Page 12 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements



5. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (CONTINUED)

Media valued the accumulated postretirement benefit obligation using the following assumptions:

                                          1996    1995      1994
                                          ----    ----      ----
Discount rate at the end of
   the year                               8.25%   8.25%    8.25%

Annual rate of increase in salaries        4.5%    4.5%     4.5%

Medical trend rate:
   Projected                                 9%     10%      11%
   Reducing to this percentage in 2001
     and thereafter                        5.5%    5.5%     5.5%

The following table sets forth the plans' amounts recognized in the combined balance sheets at December 29, 1996 and December 31, 1995 (in thousands):


                                                   1996       1995
                                                   ----       ----
Accumulated postretirement benefit obligation:
   Retirees                                      $ 3,514    $ 3,489
   Fully eligible active plan participants         4,077      3,950
                                                 -------    -------

Total accumulated postretirement benefit
   obligation                                      7,591      7,439

Unrecognized net gain                               (124)      (171)
                                                 -------    -------
Accrued postretirement benefit liability         $ 7,467    $ 7,268
                                                 =======    =======





                             Page 13 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements


5. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (CONTINUED)

Related costs for the eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and the years ended December 31, 1995 and 1994, respectively, consisted of the following (in thousands):

                                   Eleven months          One month
                                       ended                ended
                                    December 29          January 28  December 31  December 31
                                       1996                 1996        1995          1994
                                    -----------          ----------  -----------  -----------
Service cost                           $135                 $ 15        $139          $128
Interest cost                           543                   60         589           574
                                       ----                 ----        ----          ----
Net postretirement benefit cost        $678                 $ 75        $728          $702
                                       ====                 ====        ====          ====

An increase in the assumed health care cost trend rate by 1% in each year would increase the accumulated postretirement benefit obligation as of December 29, 1996 by approximately $528,000 and the aggregate of the service and interest cost components of net postretirement benefit cost for the same period by approximately $81,000.

6. INCOME TAXES

The results of Media's operations are included in the consolidated federal income tax returns filed by Disney for taxable years ending after February 9, 1996 and ABC, Inc. for taxable years ending on or before February 9, 1996. The income tax amounts have been computed on a separate return basis.

Media accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.




                             Page 14 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements


6. INCOME TAXES (CONTINUED)

The components of the income tax provision (benefit) are as follows (in thousands):


            Eleven months     One month
                ended           ended
             December 29      January 28     December 31     December 31
                1996            1996            1995            1994
            -------------     ----------     -----------     -----------
Current       $ 42,711        $ (1,425)      $ 36,435          $ 40,671
Deferred           646              59           (685)           (2,582)
              --------        --------       --------          --------
    Total     $ 43,357        $ (1,366)      $ 35,750          $ 38,089
              ========        ========       ========          ========

The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense is as follows:

                                            Eleven months         One month
                                                ended               ended
                                             December 29          January 28       December 31       December 31
                                                1996                 1996              1995              1994
                                            -------------         ----------       -----------       -----------
Income tax (benefit) at U.S. statutory
   rate                                          35.0%               (35.0)%           35.0%             35.0%
State taxes, net of federal benefit               7.6                 (4.6)             5.2               5.2
Goodwill amortization                            16.0                  2.1              1.1               1.0
Non-deductible items                               .2                   .5               .2                .2
                                                 ----                -----             ----              ----
    Total                                        58.8%               (37.0)%           41.5%             41.4%
                                                 ====                =====             ====              ====




                             Page 15 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements


6. INCOME TAXES (CONTINUED)

Significant components of Media's net deferred income taxes are as follows (in thousands):

                                                    December 29    December 31
                                                        1996           1995
                                                    -----------    ----------
Deferred tax assets:
Postretirement benefits other than pension            $ 2,720        $ 2,720
Compensation and benefit accruals                         948            906
Allowance for bad debt                                    663            651
Intangibles                                               511            565
Other nondeductible accruals                               49             33
                                                      -------        -------
    Gross deferred tax assets                         $ 4,891        $ 4,875
                                                      =======        =======

Deferred tax liability:
Depreciation and amortization                          24,907         24,186
                                                      -------        -------
    Gross deferred tax liability                       24,907         24,186
                                                      -------        -------
    Net deferred tax liability                        $20,016        $19,311
                                                      =======        =======

7. DUE TO AFFILIATE

Media has two notes payable totaling $85.3 million to an affiliate. One is for $34.0 million, bears interest at 8.0% and is due by agreement after 1997. The other is for $51.3 million, bears interest at 12.0% and is due by agreement after 1997. All interest is payable annually in November. Interest expense related to these notes amounted to approximately $8.1 million, $740,000 and $8.9 million for the eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and both years ended December 31, 1995 and 1994, respectively. Additionally accrued interest amounting to approximately $1 million is included in accrued expenses at December 29, 1996 and December 31, 1995.

Both notes payable and related accrued interest were transferred to and assumed by a Disney affiliate immediately prior to completion of the acquisition dated May 9, 1997. (See Note 10).




                             Page 16 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements



8. UNAUDITED QUARTERLY RESULTS OF OPERATIONS

Media's largest source of revenue, retail advertising, is seasonal and tends to fluctuate with retail sales in markets served. Historically, retail advertising is higher in the second and fourth calendar quarters. General advertising, while not as seasonal as retail, is lower during the summer months. Classified advertising revenue has in the past been a reflection of the overall economy and has not been significantly affected by seasonal trends. The following table summarizes Media's quarterly results of operations (in thousands):


                                                                     QUARTERS
                                           -------------------------------------------------------------
                                             FIRST            SECOND            THIRD            FOURTH
                                           --------          --------         --------          --------
         1996
         Operating revenue                 $115,959          $124,864         $125,027          $133,872
         Operating income                    17,092            19,154           21,796            28,958
         Net income                           2,016             7,021            8,079            10,950

         1995
         Operating revenue                  110,285           115,609          115,746           121,797
         Operating income                    23,395            23,796           23,392            24,959
         Net income                          12,337            12,571           12,335            13,093

         1994
         Operating revenue                  102,340           106,375          108,863           113,432
         Operating income                    21,983            26,198           26,656            26,081
         Net income                          11,560            14,029           14,297            13,960




                             Page 17 of 29 Pages

                               ABC Media, Inc.
                    Notes to Combined Financial Statements




9. COMMITMENTS AND CONTINGENCIES

At December 29, 1996 Media had lease commitments currently estimated to aggregate $6.6 million that expire from 1997 through 2006 as follows (in thousands):

         1997                                   $1,830
         1998                                    1,293
         1999                                    1,090
         2000                                      820
         2001                                      481
         2002 and thereafter                     1,110
                                                ------
                                                $6,624
                                                ======


Payments under the lease contracts were approximately $1.9 million, $176,000, $2.1 million and $1.8 million for the eleven month period ended December 29, 1996, the one month period ended January 28, 1996, and the years ended December 31, 1995 and 1994, respectively.

Various libel actions and environmental and other legal proceedings which have arisen in the ordinary course of business are pending against Media. In the opinion of ABC, Inc.'s management, the ultimate liability, if any, resulting from these proceedings will not be material to Media's financial position or results of operations.

10. SUBSEQUENT EVENTS

On March 17,1997, Media entered into a credit agreement which allows borrowings up to $1.2 billion. On April 9,1997, Media borrowed $1.2 billion under that agreement.

On May 9, 1997, ABC, Inc. transferred ownership of Media to Knight-Ridder, Inc. in a stock for stock transaction. Approximately $210 million of the borrowings was retained by a Disney affiliate.

On May 15,1997, Knight-Ridder, Inc. agreed to unconditionally and irrevocably guarantee the payment of the $990 million debt along with related interest.




                             Page 18 of 29 Pages

                               ABC Media, Inc.
                  Interim Combined Balance Sheet (Unaudited)
                          (In thousands of dollars)

                                                               MARCH 30
                                                                  1997
                                                              -----------
ASSETS
Current assets:
   Cash                                                       $    1,848
   Accounts receivable, net                                       52,004
   Inventories                                                     6,049
   Prepaid expenses                                                1,278
   Other current assets                                            1,220
                                                              ----------
Total current assets                                              62,399
                                                              ----------

Other assets                                                       4,074

Net property, plant and equipment                                 97,655

Excess of cost over net assets acquired, net                   1,443,866
                                                              ----------

Total assets                                                  $1,607,994
                                                              ==========
LIABILITIES AND EQUITY
Current liabilities:
   Accounts payable                                           $   11,959
   Accrued expenses and other liabilities                         32,695
   Accrued compensation and amounts withheld from employees        9,527
                                                              ----------
Total current liabilities                                         54,181
                                                              ----------

   Due to affiliate                                               85,300
   Deferred income taxes                                          25,107
   Postretirement benefits other than pensions                     7,467
   Due to parent company                                           1,207
                                                              ----------
Total noncurrent liabilities                                     119,081
                                                              ----------

Equity:
   Additional capital                                          1,500,000
   Retained deficit                                              (65,268)
                                                              ----------
Total equity                                                   1,434,732
                                                              ----------
Total liabilities and equity                                  $1,607,994
                                                              ==========


See notes to interim combined financial statements.



                             Page 19 of 29 Pages

                               ABC Media, Inc.
                  Interim Combined Statements of Income and
                   Retained Earnings (Deficit) (Unaudited)
                          (In thousands of dollars)


                                                                                     PRE-
                                                   POST ACQUISITION              ACQUISITION
                                               --------------------------        ------------
                                               THREE MONTHS   TWO MONTHS           ONE MONTH
                                                  ENDED          ENDED               ENDED
                                                 MARCH 30      MARCH 31            JANUARY 28
                                                   1997          1996                 1996
                                               ------------   -----------        ------------
Operating revenue
   Advertising:
     Retail                                    $  47,056      $  31,275          $  12,168
     General                                       8,231          5,561              2,517
     Classified                                   38,423         24,289              9,361
                                               ---------      ---------          ---------
Total                                             93,710         61,125             24,046
     Circulation                                  25,708         18,260              8,135
     Other                                         5,373          3,208              1,185
                                               ---------      ---------          ---------
Total operating revenue                          124,791         82,593             33,366
                                               ---------      ---------          ---------

Operating costs
   Labor and employee benefits                    40,803         26,113             11,997
   Newsprint, ink and supplements                 21,211         19,217              8,011
   Other operating costs                          28,451         17,147              7,199
   Depreciation and amortization                  11,875          8,130              1,053
                                               ---------      ---------          ---------
Total operating costs                            102,340         70,607             28,260
                                               ---------      ---------          ---------
Operating income                                  22,451         11,986              5,106
                                               ---------      ---------          ---------

Other expense
   Interest expense, net                           2,220          1,484                739
   Other, net                                       (210)           (32)             8,057
                                               ---------      ---------          ---------
Total other expense                                2,010          1,452              8,796
                                               ---------      ---------          ---------
Income (loss) before income taxes                 20,441         10,534             (3,690)
Income taxes (benefit)                            12,135          6,194             (1,366)
                                               ---------      ---------          ---------
Net income (loss)                                  8,306          4,340             (2,324)
                                               ---------      ---------          ---------

Retained deficit at beginning of period           (1,783)            --            (22,784)
Dividend to parent company                       (71,791)            --                 --
                                               ---------      ---------          ---------
Retained (deficit) earnings at end of period   $ (65,268)     $   4,340          $ (25,108)
                                               =========      =========          =========



See notes to interim combined financial statements.



                             Page 20 of 29 Pages

                               ABC Media, Inc.
            Interim Combined Statements of Cash Flows (Unaudited)
                          (In thousands of dollars)


                                                           POST ACQUISITION            PREACQUISITION
                                                       -------------------------       --------------
                                                       THREE MONTHS   TWO MONTHS         ONE MONTH
                                                          ENDED         ENDED              ENDED
                                                         MARCH 30      MARCH 31          JANUARY 28
                                                           1997          1996               1996
                                                       ------------   ----------         ----------
CASH PROVIDED BY (REQUIRED FOR) OPERATING ACTIVITIES
Net income                                             $  8,306       $  4,340           $ (2,324)
Noncash items deducted from (included in) income:
   Depreciation                                           2,580          1,824                826
   Amortization                                           9,295          6,306                227
   Provision for deferred taxes                             200            117                 59
   Change in current assets and liabilities:
     Accounts receivable                                  6,606            323              2,640
     Inventories                                           (366)         1,457             (5,194)
     Other current assets                                   135            (74)             4,999
     Accounts payable                                    (1,226)        (2,607)             1,618
     Other liabilities                                   15,244         11,296              2,687
                                                       --------       --------           --------
Net cash provided by operating activities                40,774         22,982              5,538
                                                       --------       --------           --------

CASH PROVIDED BY (REQUIRED FOR) INVESTING ACTIVITIES
Additions to property, plant and equipment               (2,807)        (4,823)              (136)
Other items, net                                            (41)            20                (17)
                                                       --------       --------           --------
Net cash required for investing activities               (2,848)        (4,803)              (153)

CASH REQUIRED FOR FINANCING ACTIVITIES
Intercompany, net                                       (38,086)       (17,800)            (3,956)
                                                       --------       --------           --------
Net cash required for financing activities              (38,086)       (17,800)            (3,956)
                                                       --------       --------           --------
Net (decrease) increase in cash                            (160)           379              1,429
Cash at beginning of the period                           2,008          2,058                629
                                                       --------       --------           --------
Cash at end of the period                              $  1,848       $  2,437           $  2,058
                                                       ========       ========           ========



See notes to interim combined financial statements.



                             Page 21 of 29 Pages

                               ABC Media, Inc.
          Notes to Interim Combined Financial Statements (Unaudited)
                              Three Months Ended
                      March 30, 1997 and March 31, 1996

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

In February 1997, ABC, Inc., which is indirectly owned by The Walt Disney Company (Disney), consolidated the newspaper publishing and related operations of The Kansas City Star, in Kansas City, Missouri, The Fort Worth Star-Telegram, in Ft. Worth, Texas, The Belleville News-Democrat, in Belleville, Illinois and The Times Leader in Wilkes-Barre, Pennsylvania into ABC Media, Inc. (Media). These four newspapers have combined daily and Sunday circulation of 630,000 and 898,000, respectively.

BASIS OF PRESENTATION

For the three months ended March 30, 1997 and March 31, 1996 the accounts of the four newspapers above were included in the publishing group of ABC, Inc. and were not presented on a combined basis as those of a separate reporting entity. Accordingly, the accounts included in the accompanying financial statements were carved out of the ABC, Inc. historical accounting records. For all periods presented, the financial statements of Media include the accounts of the above newspapers.

The accompanying unaudited interim financial statements include costs allocated by ABC, Inc. for certain functions and services they performed centrally. All allocations and estimates were based on assumptions ABC, Inc.'s management believed were reasonable in the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Media had been operated as a separate entity.

On February 9, 1996, Disney completed its acquisition of ABC, Inc. (formerly known as Capital Cities/ABC, Inc.) which indirectly owned Media. The acquisition was accounted for as a purchase and the total purchase price allocated to Media was approximately $1.5 billion based on the estimated fair value of Media's net assets. The excess of the purchase price over Media's net tangible assets, was approximately $1.5 billion. This amount is amortized on a straight line basis over forty years.



                             Page 22 of 29 Pages

                               ABC Media, Inc.
          Notes to Interim Combined Financial Statements (Unaudited)
                              Three Months Ended
                      March 30, 1997 and March 31, 1996



1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

This change in ownership occurred as of an interim date. In the accompanying statements of income and retained earnings (deficit) and cash flows the period captioned as "Preacquisition" represents Media when it was owned by ABC, Inc., while the periods identified as Post Acquisition represent Media after it was acquired by Disney.

The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

2. SUBSEQUENT EVENTS

On March 17,1997, Media entered into a credit agreement which allows borrowings up to $1.2 billion. On April 9,1997, Media borrowed $1.2 billion under that agreement.

On May 9, 1997, ABC, Inc. transferred ownership of Media to Knight-Ridder, Inc. in a stock for stock transaction. Approximately $210 million of the borrowings was retained by a Disney affiliate.

On May 15, 1997, Knight-Ridder, Inc. agreed to unconditionally and irrevocably guarantee the payment of the $990 million debt along with related interest.




                             Page 23 of 29 Pages

                             KNIGHT-RIDDER, INC.
                     PRO FORMA FINANCIAL DATA (unaudited)

The following pro forma unaudited condensed consolidated financial statements present the pro forma financial position at March 30, 1997 for Knight-Ridder, Inc. ("Knight-Ridder") and for ABC Media, Inc. ("Media"), and the pro forma results of operations for the quarter then ended, along with the results of operations for the year ended December 29, 1996. These pro forma financial statements give effect to the acquisition as if such acquisition of Media by Knight-Ridder had occurred at the beginning of each period for purposes of the condensed consolidated statements of income and as if such acquisition had occurred at the end of the period for purposes of the condensed consolidated balance sheets.

The pro forma unaudited condensed consolidated financial statements do not purport to represent what Knight-Ridder's actual results of operations would have been had the acquisition occurred at the beginning of the periods and may not be indicative of Knight-Ridder's financial position or operating results for any future periods.

The pro forma adjustments are based upon currently available information. The assumptions underlying the calculation of the pro forma adjustments are considered appropriate under the circumstances. These pro forma unaudited condensed consolidated financial statements should be read in conjunction with Knight-Ridder's Consolidated Financial Statements and the Notes thereto for the year ended December 29, 1996 along with Management's Discussion and Analysis of Operations, which are included in Knight-Ridder's Form 10-K covering such year and for the quarter ended March 30, 1997 along with Management's Discussion and Analysis of Operations, which are included in Knight-Ridder's Form 10-Q covering such period.





                             Page 24 of 29 Pages

KNIGHT-RIDDER, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(IN THOUSANDS OF DOLLARS)

                                                                                            ABC
                                                                      Knight-Ridder        Media,
                                                                         Inc.               Inc.
                                                                       March 30,          March 30,    Pro Forma        Adjusted
                                                                         1997               1997       Adjustments     Pro Forma
                                                                      -------------       ---------    -----------     ---------
ASSETS
    Cash & equivalents including short-term cash investments           $   24,552       $     1,848                   $   26,400
    Accounts receivable, net                                              338,760            52,004                      390,764
    Inventories                                                            48,313             6,049  $     1,534 A        55,896
    Prepaid expenses                                                       33,930             1,278                       35,208
    Other current assets                                                   45,345             1,220                       46,565
                                                                       ----------       -----------  -----------      ----------
         Total Current Assets                                             490,900            62,399        1,534         554,833
                                                                       ----------       -----------  -----------      ----------

    Investments and Other Assets                                          606,730             4,074                      610,804

    Property, Plant and Equipment, Net                                    914,183            97,655       33,257 A     1,045,095

    Goodwill and other intangibles, net                                   910,538         1,443,866      350,000 A     2,616,041
                                                                                                       1,355,503 C
                                                                                                      (1,443,866)D
                                                                       ----------       -----------  -----------      ----------
         Total                                                         $2,922,351       $ 1,607,994  $   296,428      $4,826,773
                                                                       ==========       ===========  ===========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

    Accounts payable                                                   $  136,407       $    11,959                   $  148,366
    Accrued expenses and other liabilities                                102,516            32,695  $    14,900 A       150,111
    Accrued compensation and amounts withheld from employees               87,150             9,527                       96,677
    Federal and state income taxes                                        113,649                                        113,649
    Deferred revenue                                                       74,632                                         74,632
                                                                       ----------       -----------  -----------      ----------
         Total Current Liabilities                                        514,354            54,181       14,900         583,435
                                                                       ----------       -----------  -----------      ----------

    Long-term debt                                                        706,630            85,300      990,000 B     1,696,630
                                                                                                         (85,300)D
    Deferred federal and state income taxes                               161,790            25,107      152,767 E       339,664
    Postretirement benefits other than pensions                           147,906             7,467                      155,373
    Employment benefits and other noncurrent liabilities                  125,770                                        125,770
    Due to parent company                                                                     1,207       (1,207)D
                                                                       ----------       -----------  -----------      ----------
          Total Noncurrent Liabilities                                  1,142,096           119,081    1,056,260       2,317,437
                                                                       ----------       -----------  -----------      ----------

Minority interest in consolidated subsidiaries                              1,859                                          1,859
                                                                       ----------                                     ----------

Commitments and Contingencies

Shareholders' equity

    Common Stock                                                            1,944                                          1,944
    Preferred Stock                                                                                        1,755 B         1,755
    Additional capital                                                    303,753         1,500,000   (1,500,000)F       961,998
                                                                                                         658,245 B
    Retained earnings (deficit)                                           974,138           (65,268)      65,268 F       974,138
    Unrealized gains on investments                                       (15,793)                                       (15,793)
                                                                       ----------       -----------  -----------      ----------
          Total Shareholders' Equity                                    1,264,042         1,434,732     (774,732)      1,924,042
                                                                       ----------       -----------  -----------      ----------

          Total                                                        $2,922,351       $ 1,607,994  $   296,428      $4,826,773
                                                                       ==========       ===========  ===========      ==========





                             Page 25 of 29 Pages

KNIGHT-RIDDER, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                                                   ABC
                                                          Knight-Ridder           Media,
                                                             Inc.                  Inc.
                                                          For The Quarter     For The Quarter
                                                             Ended                 Ended
                                                           March 30              March 30       Pro Forma        Adjusted
                                                             1997                  1997        Adjustments       Pro Forma
                                                          ---------------     ---------------  -----------       ---------
OPERATING REVENUE
   Newspapers
     Advertising
       Retail                                               $193,367             $ 47,056                        $240,423
       General                                                51,498                8,231                          59,729
       Classified                                            208,516               38,423                         246,939
                                                            --------             --------                        ---------
         Total                                               453,381               93,710                         547,091
     Circulation                                             126,855               25,708                         152,563
     Other                                                    20,594                5,373                          25,967
                                                            --------             --------                        ---------
         Total Newspapers                                    600,830              124,791                         725,621
   Business Information Services                              78,492                                               78,492
                                                            --------             --------                        ---------
         Total Operating Revenue                             679,322              124,791                         804,113
                                                            --------             --------                        ---------

OPERATING COSTS
   Labor and employee benefits                               272,050               40,803                         312,853
   Newsprint, ink and supplements                             93,464               21,211      $     15 A         114,690
   Other operating costs                                     178,400               28,451                         206,851
   Depreciation and amortization                              37,908               11,875           529 B          52,333
                                                                                                  2,021 C
                                                            --------             --------      --------          --------
         Total Operating Costs                               581,822              102,340         2,565           686,727
                                                            --------             --------      --------          --------

OPERATING INCOME                                              97,500               22,451        (2,565)          117,386
                                                            --------             --------      --------          --------

OTHER INCOME (EXPENSE)
   Interest expense                                          (14,935)              (2,220)      (13,125)D         (30,280)
   Interest expense  capitalized                               1,792                                                1,792
   Interest income                                               675                                                  675
   Equity in earnings of unconsolidated
     companies and joint ventures                                868                                                  868
   Minority interests in earnings of
     consolidated subsidiaries                                (2,744)                                              (2,744)
   Other, net                                                218,413                  210                         218,623
                                                            --------             --------      --------          --------
         Total                                               204,069               (2,010)      (13,125)          188,934
                                                            --------             --------      --------          --------
Income before income taxes                                   301,569               20,441       (15,690)          306,320
Income taxes                                                 126,838               12,135        (6,276)E         132,697
                                                            --------             --------      --------          --------
         Net income                                         $174,731             $  8,306      $ (9,414)         $173,623
                                                            ========             ========      ========          ========

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                                  $   1.85                                             $   1.55
                                                            ========                                             ========


AVERAGE  COMMON  AND  COMMON
  EQUIVALENT SHARES OUTSTANDING                               94,683                             17,550           112,233
                                                            ========                           ========          ========






                             Page 26 of 29 Pages

KNIGHT-RIDDER, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 29, 1996
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                       ABC
                                              Knight-Ridder,          Media,        Pro Forma            Adjusted
                                                   Inc.                Inc.        Adjustments           Pro Forma
                                              -------------          ------        -----------           ---------
OPERATING REVENUE
   Newspapers
     Advertising
       Retail                                  $  821,768            $202,709                           $1,024,477
       General                                    198,797              32,526                              231,323
       Classified                                 772,859             143,287                              916,146
                                               ----------            --------                           ----------
         Total                                  1,793,424             378,522                            2,171,946
     Circulation                                  501,826             100,256                              602,082
     Other                                         78,974              20,944                               99,918
                                               ----------            --------                           ----------
         Total Newspapers                       2,374,224             499,722                            2,873,946
   Business Information Services                  400,619                   -                              400,619
                                               ----------            --------                           ----------
         Total Operating Revenue                2,774,843             499,722                            3,274,565
                                               ----------            --------                           ----------

OPERATING COSTS
   Labor and employee benefits                  1,083,026             158,792                            1,241,818
   Newsprint, ink and supplements                 472,207             104,544      $ 2,153 A               578,904
   Other operating costs                          718,641             104,492                              823,133
   Depreciation and amortization                  166,051              44,894        2,118 B
                                                                                    10,463 C               223,526
                                               ----------            --------      -------              ----------
         Total Operating Costs                  2,439,925             412,722       14,734               2,867,381
                                               ----------            --------      -------              ----------
OPERATING INCOME                                  334,918              87,000      (14,734)                407,184
                                               ----------            --------      -------              ----------
OTHER INCOME (EXPENSE)
   Interest expense                               (73,296)             (8,886)     (52,494)D              (134,676)
   Interest expense capitalized                     6,397                                                    6,397
   Interest income                                  7,459                                                    7,459
   Equity in earnings of unconsolidated
     companies and joint ventures                  29,868                                                   29,868
   Minority interests in earnings of
     consolidated subsidiaries                     (9,419)                                                  (9,419)
   Other, net                                     170,681              (8,057)                             162,624
                                               ----------            --------     --------              ----------
         Total                                    131,690             (16,943)     (52,494)                 62,253
                                               ----------            --------     --------              ----------
Income before income taxes                        466,608              70,057      (67,228)                469,437
Income taxes                                      198,735              41,991      (26,891)E               213,835
                                               ----------            --------     --------              ----------
   NET INCOME                                  $  267,873            $ 28,066     $(40,337)             $  255,602
                                               ==========            ========     ========              ==========

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                     $     2.75                                               $     2.22
                                               ==========                                               ==========


AVERAGE COMMON AND COMMON
     EQUIVALENT SHARES OUTSTANDING                 97,420                           17,550                 114,970
                                               ==========                        =========              ==========






                              Page 27 of 29 Pages

Knight-Ridder, Inc.
Notes to Pro Forma Financial Statements (unaudited)
(In Thousands of Dollars)


NOTE A - PRO FORMA ADJUSTMENTS

On May 9, 1997, Knight-Ridder completed the acquisition of Media through the merger of a wholly owned subsidiary of Knight-Ridder with and into Media. Media owns four newspapers located in Belleville, Illinois, Kansas City, Missouri, Wilkes-Barre, Pennsylvania and Fort-Worth, Texas. Knight-Ridder intends to continue to manage and operate Media as a newspaper company. The four newspapers have combined daily and Sunday circulation of 630,000 and 898,000, respectively.

The acquisition was accounted for under the purchase method. The purchase price of $1.65 billion was allocated, based on preliminary allocations, to the estimated fair market value of tangible and intangible net assets of Media. The excess of purchase price over these net assets of Media of approximately $1.36 billion, has been recorded as goodwill and will be amortized on a straight-line basis over 40 years.

Pursuant to the merger, Knight-Ridder issued 1,754,930 shares of its Series B convertible preferred stock. At the effective time of the merger, Media had $990 million of bank debt, the payment of which was subsequently guaranteed by Knight-Ridder.

The pro forma condensed consolidated balance sheets at March 30, 1997 and the related pro forma condensed consolidated statements of income for the quarter then ended, as well as the pro forma condensed consolidated statements of income for the year ended December 29, 1996 reflect the acquisition as if it had occurred at the beginning of the period for purposes of the condensed consolidated statements of income and as if such acquisition had occurred at the end of the period for purposes of the condensed consolidated balance sheets. The pro forma adjustments are described below:

CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 30, 1997

A. To adjust the net assets of Media to their estimated fair value based on a preliminary allocation of the purchase price and to record estimated acquisition costs of $14.9 million.

B. To reflect the issuance of 1,754,930 shares of Knight-Ridder Series B convertible preferred stock valued at $660 million and the $990 million of bank debt owed by Media.

C. To record a preliminary allocation of the excess purchase price over the fair value of the net assets acquired.

D.   To eliminate assets and liabilities retained by the seller.

E. To record the tax effects of pro forma adjustments related to the increase in fair value of net assets acquired.

F.   To eliminate Media's equity accounts.




                             Page 28 of 29 Pages

Knight-Ridder, Inc.
Notes to Pro Forma Financial Statements (unaudited)
(In Thousands of Dollars)


CONDENSED CONSOLIDATED STATEMENTS OF INCOME - QUARTER ENDED MARCH 30, 1997 AND THE YEAR ENDED DECEMBER 29, 1996

A. To eliminate the effects of cost calculated under the LIFO inventory method ($15,000 for the quarter ended March 30, 1997 and $2.2 million for the year ended December 29, 1996).

B. To record depreciation ($529,000 for the quarter ended March 30, 1997 and $2.1 million for the year ended December 29, 1996) from preliminary recording of property at its estimated fair value.

C. To recognize incremental amortization of intangibles from a preliminary allocation of purchase price.

D.   To record interest expense ($13.1 million for the quarter ended
     March 30, 1997 and $52.5 million for the year ended December 29, 1996) on the bank debt to fund the acquisition.

E. To record the tax effects of the pro forma adjustments at the statutory rates.




                             Page 29 of 29 Pages